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                                                           Exhibit 99.(b)(10)(a)


                        [SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 22, 2005


COUNTRY Investors Life Assurance Company
1701 N. Towanda Avenue
Bloomington, Illinois, 61702-2000

         Re:   COUNTRY Investors Variable Annuity Account
               (File No. 333-104424)
               ------------------------------------------
Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 for COUNTRY Investors Variable Annuity Account (File No. 333-104424). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP


                                            By: /s/ Stephen E. Roth
                                                -------------------
                                                    Stephen E. Roth